EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated April 18, 2017, with respect to the statement of condition including the related portfolio of Central Equity Trust, Diversified Income Series 2017-2 (included in Invesco Unit Trusts, Series 1757) as of April 18, 2017, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-216092) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
April 18, 2017